SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                       October 2, 2001

                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 968-3000


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Item 5.  Other Events

Taking another major step forward in its turnaround plan to reduce costs, improve productivity and increase competitiveness, Registrant today announced a manufacturing agreement with Flextronics, a $12 billion global electronics manufacturing services (EMS) company. The agreement includes payment to Registrant of approximately $220 million and assumption of certain liabilities for the sale of inventory, property and equipment and a five-year contract for Flextronics to manufacture certain Xerox office equipment and components, at a modest premium over book value.

Registrant will sell to Flextronics office manufacturing operations including manufacturing assets and inventory in Toronto; Resende, Brazil; Aguascalientes, Mexico; and Penang, Malaysia. The approximately 3,650 current Xerox employees in these operations are expected to transfer to Flextronics.

"Our agreement with Flextronics will redefine our office manufacturing strategy through significantly improved asset utilization, greater supply chain flexibility and cost savings as well as generating cash from the asset sales," said Anne M. Mulcahy, Registrant's President and Chief Executive Officer.

Registrant also said that it will stop production by the end of the second quarter 2002 at its printed circuit board factory in El Segundo, Calif., and its customer replaceable unit plant in Utica, N.Y. The operation in El Segundo currently employs 425; Utica's employment is 265. When these plants close, Flextronics will build the work into its global network of manufacturing plants.

In addition, Registrant will begin consultations with European works councils regarding the sale of its office manufacturing operations in Venray, The Netherlands, and the transfer to Flextronics of some production work currently performed at Registrant's site in Mitcheldean, England.

As a result of these actions, Registrant expects to incur cash restructuring charges that will approximately equal the premium over book value from the asset sales.

Registrant and Flextronics expect that the first in a series of closings on the asset sales will occur in the fourth quarter, beginning a one-year transition period for Flextronics to assume manufacturing of Xerox-designed office products and related components. Flextronics will also begin the manufacturing of Registrant's electronic parts and subsystems during the first half of 2002. Registrant will continue to strengthen its manufacturing competencies in high-end production printing and publishing equipment, toner and imaging supplies through its remaining global manufacturing plants.

In total, the agreement with Flextronics represents in excess of $1 billion in annual manufacturing costs, approximately 50 percent of Registrant's overall manufacturing operations.

"This agreement exemplifies the type of business that we have built Flextronics to handle and is further evidence that the trend towards virtual manufacturing continues," said Michael E. Marks, Chairman and Chief Executive Officer of Flextronics. "This is also an opportunity to expand our customer base and product portfolio through the acquisition of these sites in addition to gaining valuable knowledge through the Xerox people."

"Our partnership with Flextronics ensures that all Xerox office products and components will continue to be produced under the high quality standards that customers rely on from Xerox," said Ursula Burns, President, Xerox Worldwide Business Services. "At the same time, Xerox will benefit from Flextronics' commitment to significant annual productivity improvements, maximizing its large-scale purchasing and technological efficiencies."

Today's announcement with Flextronics is the latest in a series of Xerox turnaround-related actions that are restoring Registrant's financial strength and positioning Registrant for a return of profitability.
For example, Registrant announced last month a framework agreement with GE Capital's Vendor Financial Services to become the primary equipment-financing provider for Registrant's U.S. customers. The two companies also agreed to the principal terms of a financing agreement under which Registrant will receive from GE Capital approximately $1 billion secured by Registrant's lease receivables in the United States.

Registrant's agreement with Flextronics is expected to close in stages subject to the completion of global regulatory requirements. Registrant will receive cash proceeds from the agreement in phases as the companies close on the individual worldwide asset sales.

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                        Forward-Looking Statements


From time to time Xerox Corporation (Registrant or the Company) and its representatives may provide information, whether orally or in writing, including certain statements in this Current Report on Form 8-K, which are deemed to be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 ("Litigation Reform Act"). These forward-looking statements and other information relating to the Company are based on the beliefs of management as well as assumptions made by and information currently available to management.

The words "anticipate", "believe", "estimate", "expect", "intend", "will", and similar expressions, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current views of Registrant with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. Registrant does not intend to update these forward-looking statements.

In accordance with the provisions of the Litigation Reform Act we are making investors aware that such "forward-looking" statements, because they relate to future events, are by their very nature subject to many important factors which could cause actual results to differ materially from those contained in the "forward-looking" statements. Such factors include but are not limited to the following:

Competition - Registrant operates in an environment of significant competition, driven by rapid technological advances and the demands of customers to become more efficient. There are a number of companies worldwide with significant financial resources which compete with Registrant to provide document processing products and services in each of the markets served by Registrant, some of whom operate on a global basis. The Registrant's success in its future performance is largely dependent upon its ability to compete successfully in its currently-served markets and to expand into additional market segments.

Transition to Digital - presently black and white light-lens copiers represent approximately 25% of Registrant's revenues. This segment of the market is mature with anticipated declining industry revenues as the market transitions to digital technology. Some of Registrant's new digital products replace or compete with Registrant's current light-lens equipment. Changes in the mix of products from light-lens to digital, and the pace of that change as well as competitive developments could cause actual results to vary from those expected.

Expansion of Color - color printing and copying represents an important and growing segment of the market. Printing from computers has both facilitated and increased the demand for color. A significant part of Registrant's strategy and ultimate success in this changing market is its ability to develop and market machines that produce color copies quickly and at reduced cost. Registrant's continuing success in this strategy depends on its ability to make the investments and commit the necessary resources in this highly competitive market.

Pricing - Registrant's ability to succeed is dependent upon its ability to obtain adequate pricing for its products and services which provide a reasonable return to shareholders. Depending on competitive market factors, future prices Registrant can obtain for its products and services may vary from historical levels. In addition, pricing actions to offset currency devaluations may not prove sufficient to offset further devaluations or may not hold in the face of customer resistance and/or competition.

Customer Financing Activities - On average, 75 - 80 percent of Registrant's equipment sales are financed through Registrant. To fund these arrangements, Registrant must access the credit markets and the long-term viability and profitability of its customer financing activities is dependent on its ability to borrow and its cost of borrowing in these markets. This ability and cost, in turn, is dependent on Registrant's credit ratings. Currently Registrant's credit ratings are such as to effectively preclude its ready access to capital markets and Registrant is currently funding its customer financing activity from available sources of liquidity, including cash on hand. There is no assurance that Registrant will be able to continue to fund its customer financing activity at present levels. Registrant is actively seeking third parties to provide financing to its customers. In the near-term Registrant's ability to continue to offer customer financing and be successful in the placement of its equipment with customers is largely dependent upon obtaining such third party financing.

Productivity - Registrant's ability to sustain and improve its profit margins is largely dependent on its ability to maintain an efficient, cost-effective operation. Productivity improvements through process reengineering, design efficiency and supplier cost improvements are required to offset labor cost inflation and potential materials cost changes and competitive price pressures.

International Operations - Registrant derives approximately half its revenue from operations outside of the United States. In addition, Registrant manufactures or acquires many of its products and/or their components outside the United States. Registrant's future revenue, cost and profit results could be affected by a number of factors, including changes in foreign currency exchange rates, changes in economic conditions from country to country, changes in a country's political conditions, trade protection measures, licensing requirements and local tax issues. Our ability to enter into new foreign exchange contracts to manage foreign exchange risk is currently severely limited, and we anticipate increased volatility in our results of operations due to changes in foreign exchange rates.

New Products/Research and Development - the process of developing new high technology products and solutions is inherently complex and uncertain. It requires accurate anticipation of customers' changing needs and emerging technological trends. Registrant must then make long-term investments and commit significant resources before knowing whether these investments will eventually result in products that achieve customer acceptance and generate the revenues required to provide anticipated returns from these investments.

Revenue Growth - Registrant's ability to attain a consistent trend of revenue growth over the intermediate to longer term is largely dependent upon expansion of its equipment sales worldwide and usage growth (i.e., an increase in the number of images produced by customers). The ability to achieve equipment sales growth is subject to the successful implementation of our initiatives to provide industry-oriented global solutions for major customers and expansion of our distribution channels in the face of global competition and pricing pressures. The ability to grow usage may be adversely impacted by the movement towards distributed printing and electronic substitutes. Our inability to attain a consistent trend of revenue growth could materially affect the trend of our actual results.

Turnaround Program - In October 2000, Registrant announced a turnaround program which includes a wide-ranging plan to generate cash, return to profitability and pay down debt. The success of the turnaround program is dependent upon successful and timely sales of assets, restructuring the cost base, placement of greater operational focus on the core business and the transfer of the financing of customer equipment purchases to third parties. Cost base restructuring is dependent upon effective and timely elimination of employees, closing and consolidation of facilities, outsourcing of certain manufacturing and logistics operations, reductions in operational expenses and the successful implementation of process and systems changes.

Registrant's liquidity is dependent on the timely implementation and execution of the various turnaround program initiatives as well as its ability to generate positive cash flow from operations and various financing strategies including securitizations. Should Registrant not be able to successfully complete the turnaround program, including positive cash generation on a timely or satisfactory basis, Registrant will need to obtain additional sources of funds through other operating improvements, financing from third parties, or a combination thereof.

_________________________________________________________________________

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         ----------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Date: October 2, 2001